EMPLOYMENT AGREEMENT

                  AGREEMENT entered into as of the 1st day of February, 1996, by and between UNIFLEX, INC., a Delaware corporation having its principal office at 383 West John Street, Hicksville, New York 11802 (hereinafter referred to as the "Corporation"), and MARTIN BROWNSTEIN, residing at 140 Foxwood Drive, Jericho, New York 11753 (hereinafter referred to as the "Employee").

                              W I T N E S S E T H:

                  WHEREAS, the Corporation has employed the Employee and the Employee has been employed by the Corporation under an employment agreement dated as of February 1, 1991 and expiring on January 31, 1996; and

                  WHEREAS, the Employee and the Corporation desire to enter into a new employment agreement upon the terms and conditions hereinafter set forth,

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, it is agreed as follows:

                  1. (a) The Corporation hereby employs the Employee and the Employee agrees to work for the Corporation as Senior Vice President of the Corporation. The Employee shall serve as and perform the duties of Senior Vice President of the Corporation during the term of this Agreement. In such capacity, the Employee shall have supervision and control over, and responsibility for, all aspects of the business, activities and affairs relating to the

Corporation's sales to those customers listed in the Advertising Specialty Institute Directory ("ASI Sales").

                     (b) The Employee agrees to devote his full business time to working for the Corporation and performing the aforesaid duties and such other duties as shall from time to time be assigned to him by the Board of Directors of the Corporation consistent with his position as Senior Vice President of the Corporation. During the term of his employment hereunder, the Employee shall have no interest in, or perform any services for, any other company whether or not such company is competitive with the Corporation, except that this prohibition shall not be deemed to apply to passive investments in businesses not competitive with the business of the Corporation or to investments of 5% or less of the outstanding stock of public companies whose stock is traded on a national securities exchange or is traded in the over-the-counter market or to any ownership interest of the Employee in Wickatunk Motivators, Inc., a speciality advertising company operated by the Employee's wife. For purposes of this paragraph l(b), a "passive investment" shall be deemed to mean the investment in a business which does not require or result in the participation of the Employee in the management or operations of such business except during times other than regular business hours and which does not interfere with his duties and responsibilities to the Corporation. Nothing contained herein shall limit the right of the Employee to make speeches, write articles or participate in public debate and discussions in and by means of any medium of communication provided that such activities are not inconsistent with the Employee's obligations hereunder.

                     (c) Consistent with the Employee's aforesaid duties, the Employee shall, at all times during the term hereof, be subject to the supervision and direction of the Board of Directors of the Corporation with respect to his duties, responsibilities and the exercise of his powers.

                     (d) The services of the Employee hereunder shall be rendered primarily in the metropolitan area of the City of New York primarily in Nassau County at the Corporation's principal executive offices; provided, however, that the Employee shall make such trips outside of the metropolitan area of the City of New York as shall be reasonably necessary in connection with the Employee's duties hereunder.

                  2. The Corporation shall pay to the Employee during the term of his employment by the Corporation and the Employee shall accept as his compensation for his services hereunder:

                     (a) (i) Commissions on all products of the Corporation (including all of its subsidiaries and divisions) sold by the Employee at the Corporation's standard commission rates in effect at the time of any such sale;

                         (ii)  Commissions  on all ASI Sales,  whether or not by
the Employee, as follows:

                               (a) One  percent  (1%) of all ASI Sales up to and
including One Million Five Hundred Thousand Dollars ($1,500,000) in any fiscal year; and

                               (b) One and One  Quarter  Percent (1 1/4%) of all
ASI Sales in excess of One Million Five Hundred Thousand Dollars ($1,500,000) in any fiscal year.

                     (b) Commissions provided for in subparagraph 2(a) above shall be payable only on net sales proceeds actually received by the Corporation which, for purposes of such subparagraph, shall be deemed to mean gross sales less returns, price allowances and discounts. In this connection, the Employee acknowledges and agrees that all orders obtained by the Employee and/or other salesman for the Corporation are subject to the Corporation's acceptance or rejection.

                     (c) For any period during which the Employee is unable to fully perform his usual and regular duties for the Corporation, such payments of compensation shall be reduced by an amount equal to the aggregate of all income disability benefits which he may receive. If the Employee shall receive any such payment from the Corporation then, to the extent that he subsequently receives any payment of disability benefits attributable to the period for which he was paid by the Corporation, he shall promptly reimburse the Corporation.

                     (d) The Corporation shall grant to the Employee an incentive stock option to purchase up to Ten Thousand (10,000) shares of Common Stock of the Corporation pursuant to the Corporation's 1993 Stock Option Plan and in accordance with the option letter agreement (the "Option Agreement") between the

Employee and the Corporation. The Option Agreement is attached as EXHIBIT A and made a part of this Agreement.

                     (e) The Corporation will reimburse the Employee for his necessary and reasonable out-of-pocket expenses incurred in the course of his employment and in connection with his duties hereunder, as requested and approved by the Corporation and upon presentation to the Corporation of satisfactory evidence of such expenses provided those expenses are corporate in nature. Any selling expenses incurred to produce direct sales for the Employee's Accounts shall be borne by the Employee.

                     (f) The Corporation will provide the Employee with medical insurance coverage under the Corporation's group medical insurance policy and the Employee shall be entitled to participate in all health, welfare, retirement, disability and other benefit plans available to employees and senior executives of the Corporation.

                     (g) The Employee shall be entitled to thirty (30) paid vacation and/or sick days during each twelve (12) month period during the term of this Agreement.

                  3. (a) The term of the Employee's employment hereunder shall be deemed to commence effective as of February 1, 1996 and shall continue through January 31, 1998.

                     (b) The Employee, at his option, shall have the right to extend the term of this Agreement, if not previously terminated, for one additional one-year period (the "Extension") by written notice to the Corporation no more than one hundred twenty (120) days and no less than sixty (60) days prior to January 31, 1998. All of the terms and conditions of this Agreement shall be applicable during the Extension.

                  4. (a) This Agreement (except as otherwise provided herein) and the employment of the Employee hereunder shall terminate:

                         (i) automatically upon the death of the Employee;

                         (ii) at the  option of the  Corporation,  upon  written
notice thereof to the Employee, in the event that the Employee shall become permanently incapacitated (as hereinafter defined); and

                         (iii) at the option of the  Corporation,  upon 30 days'
prior written notice thereof to the Employee specifying the basis thereof, in the event of a material breach by the Employee of any of the provisions of this Agreement which are not cured by the Employee within thirty (30) days after the Employee is provided with such written notice, or in the event that the Employee shall, during the term of this Agreement, engage in any criminal conduct constituting a felony and criminal charges are brought against the Employee by a governmental authority, or, in the determination of the Board of Directors of the Corporation, be guilty of willful malfeasance or gross negligence which would tend to materially and adversely affect the business of the Corporation.

                     (b) For purposes of this Agreement, the Employee shall be deemed permanently incapacitated in the event that the

Employee shall, by reason of his physical or mental disability, fail to fully perform his usual and regular duties for the Corporation for a consecutive period of twelve (12) months or for twelve (12) months in the aggregate in any eighteen (18) month period; provided, however, that the Employee shall not be deemed permanently incapacitated unless and until a physician, duly licensed to practice medicine and reasonably acceptable to the Corporation and the Employee, shall certify in writing to the Corporation that the nature of the Employee's disability is such that it will continue as a substantial impediment to the Employee's ability to perform his duties hereunder.

                  5. Notwithstanding anything to the contrary contained herein;

                     (a) In the event that the Employee shall die during the term of this Agreement, the Corporation shall, in lieu of any other compensation payable hereunder, pay to the beneficiaries theretofore designated in writing by the Employee (or to the Employee's estate if no such beneficiaries shall have been designated), a sum equal to:

                         (i) One  Hundred  Percent  (100%)  of the  compensation
payable to the Employee during the twelve (12) month period immediately preceding the Employee's death, such sum to be paid in twelve (12) equal monthly installments commencing one month following such death; and

                         (ii) Fifty Percent (50%) of the compensation payable to
the Employee during the twelve (12) month period immediately preceding the Employee's death, such sum to be paid in twelve equal monthly installments commencing on the first day of the month immediately following the completion of the payments provided for in subparagraph 5(a)(i) above.

         The sum of the payments provided for in subparagraphs 5(a)(i) and 5(a)(ii) shall not, however, exceed Five Hundred Thousand Dollars ($500,000), and to the extent that the Corporation receives the proceeds of any life insurance on the life of the Employee (as provided in Section 5(e)) such proceeds shall be paid to the beneficiaries theretofore designated in writing by the Employee (or the Employee's estate if no such beneficiaries shall have been designated) to fund the obligations under subparagraphs 5(a)(i) and 5(a)(ii) and shall reduce such obligations on a dollar for dollar basis. The balance, if any, due the Employee under subparagraphs 5(a)(i) and 5(a)(ii) shall thereafter be paid in eighteen (18) equal monthly installments in lieu of the twenty-four (24) monthly installments otherwise specified in subparagraphs 5(a)(i) and 5(a)(ii) provided that the insurance proceeds received by Corporation and paid to the Employee's beneficiaries or estate shall be equal or greater than Two Hundred Fifty Thousand Dollars ($250,000).

                     (b) In the event that the Employee shall become incapacitated, then for the period prior to any termination of his employment in accordance with paragraph 4(a)(ii) above as a result of the Employee becoming permanently incapacitated, the Employee shall continue to receive one hundred percent (100%) of his regular annual compensation herein provided for attributable to such period. Such payments shall be in addition to all income disability payments, if any, which the Employee may receive from policies provided by or through the Corporation, including state-required short term disability.

                     (c) In the event that the employment of the Employee shall be terminated by reason of his permanent incapacity, then, as additional consideration for his past services to the Corporation, he shall receive one hundred percent (100%) of the compensation payable to the Employee during the twelve (12) month period immediately preceding the Employee's termination by reason of his permanent incapacity, in equal monthly installments, without interest, for a period of twelve (12) months from the date of such termination.

                     (d) In the event of a termination of the Employee's employment pursuant to paragraph 4(a)(iii) above, the Employee shall not be entitled to any payments other than such compensation as shall have been earned by him prior to the occurrence of the event giving rise to the termination and not paid as of the date of such termination.

                     (e) In the event that the Corporation shall, in its sole and absolute discretion, desire to fund the death benefits payable under paragraph 5(a) above with a policy or policies of insurance on the life of the Employee or the disability benefits payable under paragraphs 5(b) and 5(c) above with a disability policy, the Employee shall cooperate with the Corporation in obtaining such insurance policy(ies) and shall submit to such medical examinations and execute such documents as may be required in connection with the obtaining of such insurance.

                  6. The Employee acknowledges that, because of his duties and his position of trust under this Agreement, he will become familiar with trade secrets and other confidential information (including, but not limited to, operating methods and procedures, secret lists of actual and potential sources of supply, customers and employees, costs, profits, markets, sales and plans for future developments) which are valuable assets and property rights of the Corporation and not publicly known. Except in connection with the performance of his duties for the Corporation the Employee agrees that he will not, during or at any time after the term of this Agreement, either directly or indirectly, disclose to any person, firm or corporation such trade secrets or other confidential information, including, but not limited to, any facts concerning the systems, methods, procedures or plans developed or used by the Corporation. The Employee agrees to retain all such trade secrets and other confidential information in a fiduciary capacity for the sole benefit of the Corporation, its successors and assigns. Upon termination of his employment by the Corporation or at any time that the Corporation may so request, the Employee will surrender to the Corporation all non-public papers, notes, reports and other documents (and all copies thereof) relating to the business of the Corporation which he may then possess or have under his control.

                  7. For a period of two (2) years following the expiration or earlier termination of this Agreement and within a two hundred fifty (250) mile radius of the New York City the Employee shall not, without the prior written consent of the Corporation, directly or indirectly:

                     (a) solicit any business for or from, or become associated with, as principal, agent, employee, consultant, or in any other capacity, any person who, or entity which, at the time of, or during the twelve (12) months immediately preceding such expiration or termination was in direct competition with the Corporation;

                     (b) become a principal, agent, employee, consultant, or otherwise become associated with any person who, or entity which, has taken affirmative action which would permit such entity or person to actually engage in direct competition with the Corporation.

                  8. The provisions of Paragraphs 6 and 7 of this Agreement are of a unique nature and of extraordinary value and of such a character that a material breach of the provisions of either Paragraphs 6 or 7 of this Agreement by the Employee will result in irreparable damage and injury to the Corporation for which the Corporation will not have any adequate remedy at law. Therefore, in the event that the Employee commits or threatens to commit any such breach, the Corporation will have (a) the right and remedy to have the provisions of Paragraphs 6 and 7 of this Agreement specifically enforced by any court having equity jurisdiction, it being agreed that in any proceeding for an injunction, and upon any motion for a temporary or permanent injunction, the Employee's ability to answer in damages shall not be a bar or interposed as a defense to the granting of such injunction and (b) the right and remedy to require the Employee to account for and to pay over to the Corporation all compensation, profits, monies, accruals, increments and other benefits (hereinafter referred to collectively as the "Benefits") derived or received by him as a result of any transactions constituting a breach of any of the provisions of Paragraphs 6 and 7 of this Agreement, and the Employee hereby agrees to account for and pay over such Benefits to the Corporation. Each of the rights and remedies enumerated in (a) and (b) above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Corporation under law or in equity.

                  9. In the event that any provision, or any portion of any provision, of this Agreement shall be held to be void or unenforceable, the remaining provisions of this Agreement, and the remaining portion of any provision found void or unenforceable in part only, shall continue in full force and effect.

                  10. The Employee represents and warrants that he has made no commitment of any kind whatsoever inconsistent with the provisions of this Agreement and that he is under no disability of any kind to enter into this Agreement and to perform all of his obligations hereunder.

                  11. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement being personal to the Employee, cannot be assigned by him. This Agreement may be assigned by the Corporation in the event and in connection with a merger, consolidation or sale of all or substantially all of the assets of the corporation provided that the assignee agrees in writing to assume all of the obligations of the Corporation under this Agreement. Prompt written notice of such assignment shall be provided by the Corporation to the Employee.

                  12. Any dispute or controversy between the parties relating to or arising out of this Agreement or any amendment or modification hereof shall be determined by the Supreme Court, County of Nassau, State of New York. The service of any notice, process, motion or other document in connection with an action under this Agreement may be effectuated by either personal service upon a party or by certified mail duly addressed to him at his address set forth on page 1 hereof.

                  13. Unless otherwise required by law, the Corporation shall not recognize any assignment, transfer, pledge, hypothecation, execution or attachment of any amount or part thereof which becomes payable hereunder.

                  14. Any notice or communication required or permitted to be given hereunder shall be deemed duly given if delivered personally or sent by registered or certified mail, return receipt requested, to the address of the intended recipient as herein set forth or to such other address as a party may theretofore have specified in writing to the other. Any notice or communication intended for the Corporation shall be addressed to the attention of its Board of Directors.

                  15. A waiver of any breach or violation of any term, provision, agreement, covenant, or condition herein contained shall not be deemed to be a continuing waiver or a waiver of any future or past breach or violation.

                  16. This Agreement constitutes the entire agreement and understanding between the Corporation and the Employee relating to the latter's employment, supersedes any prior agreement between the parties relating to such matter, shall be governed by and construed in accordance with the laws of the State of New York and may not be changed, terminated or discharged orally.

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

                                        UNIFLEX, INC,

                                        By:/s/ Herbert Barry
                                           ------------------
                                           Herbert Barry,
                                           Chief Executive Officer


                                         /s/MARTIN BROWNSTEIN
                                           ------------------
                                           MARTIN BROWNSTEIN

                                  UNIFLEX, INC.

                              383 West John Street
                           Hicksville, New York 11802

                                 April 16, 1996

To:      Martin Brownstein
         383 West John Street
         Hicksville, New York  11802

                  We are pleased to inform you that on April 15, 1996, the Stock Option Committee of the Board of Directors of Uniflex, Inc. (the "Company") granted you an incentive stock option pursuant to the Company's 1993 Stock Option Plan (the "Plan"), to purchase 10,000 shares (the "Shares") of Common Stock, par value $.10 per share, of the Company, at a price of $8.25 per Share.

                  This option may be exercised prior to January 31, 2002 (on which date the option will, to the extent not previously exercised, expire) as follows: (i) as to one-third the number of Shares on or after February 1, 1997 and prior to January 31, 2000, (ii) as to one-third the number of Shares on or after February 1, 1998 and prior to January 31, 2001 and (iii) as to the remaining one-third of the number of Shares on or after February 1, 1999 and prior to January 31, 2002. You must purchase a minimum of 100 Shares each time you choose to purchase Shares, except to purchase all of the remaining Shares available to you.

                  This option is issued in accordance with and is subject to and conditioned upon all of the terms and conditions of the Plan (a copy of which in its present form is attached hereto), as from time to time amended, provided, however, that no future amendment or termination of the Plan shall, without your consent, alter or impair any of your rights or obligations under this option. Reference is made to the terms and conditions of the Plan, all of which are incorporated by reference in this option agreement as if fully set forth herein.

                  Unless at the time of the exercise of this option a registration statement under the Securities Act of 1933, as amended (the "Act"), is in effect as to such Shares, any Shares purchased by you upon the exercise of this option shall be acquired for investment and not for sale or distribution, and if the Company so requests, upon any exercise of this option, in whole or in part, you will execute and deliver to the Company a certificate to such effect. The Company shall not be obligated to issue any Shares pursuant to this option if, in the opinion of counsel to the Company, the Shares to be so issued are required to be registered or otherwise qualified under the Act or under any other applicable statute, regulation or ordinance affecting the sale of securities, unless and until such Shares have been so registered or otherwise qualified.

                  You understand and acknowledge that, under existing law, unless at the time of the exercise of this option a registration statement under the Act is in effect as to such Shares (i) any Shares purchased by you upon exercise of this option may be required to be held indefinitely unless such Shares are subsequently registered under the Act or an exemption from such registration is available; (ii) any sales of such Shares made in reliance upon Rule 144 promulgated under the Act may be made only in accordance with the terms and conditions of that Rule (which, under certain circumstances, restrict the number of shares which may be sold and the manner in which shares may be sold);
(iii) in the case of securities to which Rule 144 is not applicable, compliance with Regulation A promulgated under the Act or some other disclosure exemption will be required; (iv) certificates for Shares to be issued to you hereunder shall bear a legend to the effect that the Shares have not been registered under the Act and that the Shares may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under the Act relating thereto or an opinion of counsel satisfactory to the Company that such registration is not required; (v) the Company will place an appropriate "stop transfer" order with its transfer agent with respect to such Shares; and (vi) the Company has undertaken no obligation to register the Shares or to include the Shares in any registration statement which may be filed by it subsequent to the issuance of the shares to you. In addition, you understand and acknowledge that the Company has no obligation to you to furnish information necessary to enable you to make sales under Rule 144.

                  This option (or installment thereof) is to be exercised by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit A, specifying the number of Shares to be purchased, together with payment of the purchase price of the Shares to be purchased. The purchase price is to be paid in cash or, at the discretion of the Stock Option Committee, by delivering shares of the Company's stock already owned by you and having a fair market value on the date of exercise equal to the exercise price of the option, or a combination of such shares and cash, or otherwise in accordance with the Plan.

                  Would you kindly evidence your acceptance of this option and your agreement to comply with the provisions hereof and of the Plan by executing this letter under the words "Agreed To and Accepted."

                                      Very truly yours,

                                      UNIFLEX, INC.

                                      By:____________________________
                                         Herbert Barry,
                                         Chief Executive Officer

AGREED TO AND ACCEPTED:

- -----------------------
Martin Brownstein

                                    EXHIBIT A

Uniflex, Inc.
383 West John Street

Hicksville, New York  11802

Gentlemen:

                  Notice is hereby given of my election to purchase _____ shares of Common Stock, $.10 par value (the "Shares"), of Uniflex, Inc., at a price of $____ per Share, pursuant to the provisions of the incentive stock option granted to me on April 15, 1996, under the Company's 1993 Stock Option Plan. Enclosed in payment for the Shares is:

                ----
               /___/                my check in the amount of $________.

               ----
             */___/ ___________ Shares having a total value $________, such value being based on the closing price(s) of the Shares on the date hereof.

                  The following information is supplied for use in issuing and registering the Shares purchased hereby:

                  Number of Certificates
                     and Denominations        ___________________

                  Name                        ___________________

                  Address                     ___________________

                                              ___________________

                  Social Security Number      ___________________

Dated:            _______________, 19__

                                              Very truly yours,

                                              --------------------------
                                              Martin Brownstein

*Subject to the approval of the
 Stock Option Committee